CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the incorporation by reference of our report dated August 25, 2006, relating to the Company’s consolidated financial statements, appearing in this Form 6-K, for the year ended April 30, 2006, into the Company’s previously filed Registration Statement File Numbers 333-131314, 333-128173, 333-128875, 333-128873 and 33-11828.

/s/ BDO Stoy Hayward LLP
BDO Stoy Hayward LLP
London, England

August 31, 2006